================================================================================




                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549





                                   FORM 8-K/A


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): October 31, 2001


                          BioMarin Pharmaceutical Inc.
             (Exact name of registrant as specified in its charter)


         Delaware                     000-26727                68-0397820
(State or other jurisdiction of    (Commission             (IRS Employer
  incorporation or organization)     File Number)            Identification No.)


    371 Bel Marin Keys Boulevard,
    Suite 210, Novato, California                                94949
 (Address of principal executive offices)                      (Zip Code)



                                (415) 884-6700
              (Registrant's telephone number, including area code)


================================================================================

The Registrant's Current Report on Form 8-K/A filed with the Securities and Exchange Commission (the "Commission") on November 15, 2001 is hereby amended and restated to read in its entirety as follows:

Item 2.         Acquisition Or Disposition of Assets

As previously reported in the Current Report on Form 8-K filed by the Registrant with the Commission on November 2, 2001 as amended and restated by Form 8-K/A filed by the Registrant with the Commission on November 15, 2001 (the "Prior Report"), the Registrant completed its previously announced acquisition of the rights to all of the pharmaceutical assets of IBEX Technologies Inc., IBEX Pharmaceuticals Inc., IBEX Technologies LLC, IBEX Technologies Corp. and Technologies IBEX R&D Inc. (collectively "IBEX") on October 31, 2001. IBEX's portfolio of enzyme therapeutics will compliment the Registrant's existing pipeline of products for serious, life-threatening diseases and conditions.

Under the terms of the two asset purchase agreements which govern the transactions, the Registrant acquired IBEX's pharmaceutical assets for approximately US$10.5 million, with all but approximately US$2.0 million payable in shares of the Registrant's common stock (the "Consideration"). Based on an agreed upon formula in the asset purchase agreements, the Registrant has issued 814,647 shares of its common stock to IBEX, representing the total number of shares to be issued in the transaction. The amount of the Consideration was based on a variety of factors, including the market value of IBEX's capital stock, the advice of the Registrant's financial advisors, and the value of comparable assets. The US$2.0 million was paid out of the working capital of the Registrant. The number of shares issued by the Registrant was determined by valuing such shares equal to the weighted average trading price over the twenty trading day period ending October 8, 2001, the date prior to the date of the asset purchase agreements.


Item 7.         Financial Statements and Exhibits

(a)      Financial Statements of Business Acquired:

         Audited financial statements for the Therapeutic Enzymes Division of IBEX as at July 31, 2001 and for the year ended July 31, 2001. The Therapeutic Enzymes Division of IBEX is not a separate legal entity but represents the division of IBEX that housed thepharmaceutical assets of IBEX acquired by the Registrant.

IBEX Technologies Inc./Technologies IBEX inc. -
Therapeutic Enzymes Division




Combined Financial Statements
July 31, 2001

Together With Auditors' Report

AUDITORS' REPORT
--------------------------------------------------------------------------------



To the Directors of
BioMarin Pharmaceutical Inc.,


We have audited the combined balance sheet of IBEX TECHNOLOGIES INC./TECHNOLOGIES IBEX INC. -THERAPEUTIC ENZYMES DIVISION ("Division") as at July 31, 2001 and the combined statement of loss for the year then ended. These financial statements are the responsibility of the Division's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards in Canada and in the United States. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these combined financial statements present fairly, in all material respects, the financial position of the Division as at July 31, 2001 and the results of its operations for the year then ended in accordance with Canadian generally accepted accounting principles.

As disclosed in Note 1, the Division is a segment of IBEX TECHNOLOGIES INC./TECHNOLOGIES IBEX INC. ("IBEX") and has no separate legal status or existence.

                                /s/ Arthur Andersen LLP


Chartered Accountants

January 14, 2002
Montreal, Canada

--------------------------------------------------------------------------------

Comments by Auditor on Canada - United States Reporting Difference


United States reporting standards for auditors require the addition of an explanatory paragraph when the financial statements are affected by conditions and events that cast substantial doubt on the Division's ability to continue as a going concern, such as those described in Note 1 to the combined financial statements. Although we conducted our audit in accordance with both Canadian generally accepted auditing standards and United States Standards on Auditing, our report to the Directors dated January 14, 2002 is expressed in accordance with Canadian reporting standards which do not permit a reference to such conditions and events in the auditors' report when these are adequately disclosed in the financial statements.

United States reporting standards for auditors also require the addition of an explanatory paragraph when the statement of cash flows is not presented, such as described in Note 8 to the combined financial statements. Although we conducted our audit in accordance with both Canadian generally accepted Auditing Standards and United States Standards on Auditing, our report to the Directors dated January 14, 2002 is expressed in accordance with Canadian reporting standards which do not permit a reference to that matter in the auditors' report when it is adequately disclosed in the financial statements.


                                /s/ Arthur Andersen LLP

Chartered Accountants

January 14, 2002
Montreal, Canada

IBEX Technologies Inc./Technologies IBEX inc. -
Therapeutic Enzymes Division

--------------------------------------------------------------------------------
COMBINED BALANCE SHEET (See Basis of Presentation - Note 1)
July 31                                                                     2001
--------------------------------------------------------------------------------
                                                                              $


ASSETS


CURRENT ASSETS
   Cash                                                                   14,364
   Accounts receivable (Note 3)                                          228,469
   Prepaid expenses                                                      105,702
                                                                  --------------
                                                                         348,535

CAPITAL ASSETS (Note 4)                                                  809,195
                                                                  --------------
                                                                       1,157,730

--------------------------------------------------------------------------------

LIABILITIES AND NET INVESTMENT BY IBEX TECHNOLOGIES INC.

CURRENT LIABILITIES
   Accounts payable and accrued liabilities                              697,690

COMMITMENTS AND CONTINGENCIES (Note 6)

NET INVESTMENT BY IBEX                                                   460,040
                                                                  --------------

                                                                       1,157,730
--------------------------------------------------------------------------------

Approved:


__________________

__________________



The accompanying notes are an integral part of these combined financial statements.

IBEX Technologies Inc./Technologies IBEX inc. -
Therapeutic Enzymes Division

--------------------------------------------------------------------------------
COMBINED STATEMENT OF LOSS (See Basis of Presentation - Note 1)
For the year ended July 31                                                  2001
--------------------------------------------------------------------------------
                                                                              $


EXPENSES
   Research and development expenditures, net of
   refundable tax credits of $206,012                                  1,483,109
   General and administrative expenses                                 1,275,853
   Amortization and write-down of capital assets                         301,415
                                                                  --------------

NET LOSS                                                               3,060,377
--------------------------------------------------------------------------------





The accompanying notes are an integral part of these combined financial statements.

IBEX Technologies Inc./Technologies IBEX inc. -
Therapeutic Enzymes Division

--------------------------------------------------------------------------------
NOTES TO COMBINED FINANCIAL STATEMENTS
July 31, 2001
--------------------------------------------------------------------------------




1.   BASIS OF PRESENTATION AND NATURE OF OPERATIONS

     IBEX Technologies Inc.- Therapeutic Enzymes Division ("Division") is the therapeutic business line of IBEX Technologies Inc. ("IBEX") developing enzymes for a variety of therapeutic applications, such as cardiovascular disease, wound healing and diseases of genetic origin. The combined financial statements of the Division represent the combination of accounts of the therapeutic business line from Canadian and U.S. entities (Technologies IBEX R & D Inc., IBEX Pharmaceuticals Inc., IBEX Technologies L.L.C. and IBEX Technologies Corporation).

     Since inception, the efforts of the Division have been devoted to the development of enzymes for a variety of therapeutic applications. To date, the Division has not earned revenues and is considered to be in the development stage. The Division is subject to a number of risks associated with companies at a similar stage of development, including ability to obtain adequate funding to support its development of products and its operations, dependence on key individuals and ability to retain qualified personnel, competition and regulatory approvals.

     The accompanying combined financial statements have been prepared based on Canadian generally accepted accounting principles applicable to a going concern which assumes that the Division will continue its operations for the foreseeable future and will be able to realize the carrying value of its assets and discharge its liabilities in the normal course of operations.

     The Division has relied extensively upon IBEX for ongoing financial support and accordingly, these carve-out combined financial statements are not necessarily indicative of the results of operations or financial position had the Division operated as an independent entity as at or for the date presented.

     These combined financial statements represent the business operations identified as the Therapeutic Enzymes Division of IBEX Technologies Inc. The Division is a segment of IBEX Technologies Inc. and has no legal status or existence. Accordingly, there is no share capital or retained earnings in the Division's accounts. In addition some disclosures including stock options, tax loss carry forward and commitments were not considered in the accompanying financial statements. The net investment by IBEX Technologies Inc. represents the capital employed in the Division in the form of investments and advances.

     The Division does not own title to the assets required to carry on the business. Assets including research and development equipment, administrative facilities and other assets to maintain operations are owned by IBEX.

     The Management of IBEX has allocated research and development expenditures and general and administrative expenses to the Division based on specific allocations, the level of activity and the space occupied by the Division. Management believes this to be reasonable.

     The Division is presently performing research and development activities with respect to three main projects, Neutralase, Phenylase and Extravase, as well as several other projects in its efforts to develop enzymes for a variety of therapeutic applications.

     Neutralase

     Neutralase is intended for the safe restoration of coagulation after the administration of heparin or low molecular weight heparins. The lead clinical application for Neutralase is bypass surgery, where a high dose of heparin is routinely given and is always reversed. The Division has completed the dose ranging portion of a 90 patient trial. It has also performed a trial with respect to the uses of Neutralase in angioplasty.

IBEX Technologies Inc./Technologies IBEX inc. -
Therapeutic Enzymes Division

--------------------------------------------------------------------------------
NOTES TO COMBINED FINANCIAL STATEMENTS
July 31, 2001
--------------------------------------------------------------------------------


1.   BASIS OF PRESENTATION (Continued)

     Phenylase

     In the area of genetic disease, the Division is developing Phenylase for the treatment of the genetic disease phenylketonuria, also known as PKU. Patients with this condition lack the ability to digest the amino acid phenylalanine, which builds toxic levels in the blood. This project is in the pre-clinical stage.

     Extravase

     Extravase is being developed for a number of medical applications which include protection against reperfusion injury following ischemia, reduction of restenosis following angioplasty and acceleration of wound healing in patients with venous ulcers. This project is in the pre-clinical stage.

     The cost incurred for projects under development are as follows:



                                                                          2001
                                                                --------------
                                                                           $
     Neutralase

     Research costs expensed during the year                           720,332
     Capital assets
        Balance, beginning and end of year                             859,745
     Total cost for Neutralase for the year                            720,332

     Phenylase

     Research costs expensed during the year                           612,097
     Capital assets
        Balance, beginning of year                                      63,747
        Additions                                                       31,651
        Balance, end of year                                            95,398
     Total cost for Phenylase for the year                             643,748

     Extravase

     Research costs expensed during the year                           231,324
     Capital assets
        Balance, beginning and end of year                           1,888,463
     Total cost for Extravase for the year                             231,324

IBEX Technologies Inc./Technologies IBEX inc. -
Therapeutic Enzymes Division

--------------------------------------------------------------------------------
NOTES TO COMBINED FINANCIAL STATEMENTS
July 31, 2001
--------------------------------------------------------------------------------

2.   SIGNIFICANT ACCOUNTING POLICIES

     These combined financial statements have been prepared based on IBEX Management's assumptions in accordance with Canadian generally accepted accounting principles consistently applied within the framework of the accounting policies described below.

     Use of estimates

     The presentation of financial statements in accordance with Canadian generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingencies at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Cash and cash equivalents

     The Division's cash and cash equivalents consist of cash on hand.

     Foreign exchange

     Monetary assets and liabilities expressed in foreign currencies are translated at year-end rates and non-monetary assets and liabilities are translated at historical exchange rates. Revenues and expenses expressed in foreign currencies are translated at the monthly average rate throughout the year. Resulting gains and losses are included in losses for the year.

     Currency risk

     The Division is exposed to foreign exchange risk by virtue of the fact that a portion of the Division's expenses are denominated in U.S. dollars. Any fluctuations in the U.S. dollars could have an impact on the financial results of the Division.

     Capital assets

     Capital assets are accounted for at cost.

     Amortization is based on their estimated useful life using the following methods and rates:

                                                Methods                Rates
     -----------------------------------------------------------------------

                                                            Varying from 20%
     Machinery and equipment        Diminishing balance               to 30%
     Furniture and fixtures         Diminishing balance                  20%
     Patents and licences                 Straight-line             17 years

IBEX Technologies Inc./Technologies IBEX inc. -
Therapeutic Enzymes Division

--------------------------------------------------------------------------------
NOTES TO COMBINED FINANCIAL STATEMENTS
July 31, 2001
--------------------------------------------------------------------------------

2.   SIGNIFICANT ACCOUNTING POLICIES (Continued)

     Fair value of financial instruments

     The Division has evaluated the fair value of its financial instruments based on current interest rate environment, related market values and current pricing of financial instruments with comparable terms. The carrying value of its financial instruments is considered to approximate fair value.

     Research and development

     Research and development costs are expensed as incurred unless the development cost meet the generally accepted criteria for deferral. As at July 31, 2001, no such costs have been deferred in the accounts of the Division.

     Government assistance relating to research and development activities is reflected as a reduction of research and development expenses in these combined financial statements when it is earned and collectability is reasonably assured.

     Income taxes

     The Division uses the liability method of accounting for income taxes. Future income taxes are provided for temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for tax purposes, computed based on rates and provisions of enacted or substantially enacted tax laws that are expected to be in effect in the year in which the differences are expected to be recovered or settled. The Division reviews the valuation of its future income tax assets and liabilities and records adjustments, if necessary, to reflect their realizable amount.


     ACCOUNTS RECEIVABLE
                                                                       2001
                                                             --------------
                                                                        $

     Refundable investment tax credits                              206,012
     Other                                                           22,457
                                                             --------------
                                                                    228,469
     ----------------------------------------------------------------------

IBEX Technologies Inc./Technologies IBEX inc. -
Therapeutic Enzymes Division

--------------------------------------------------------------------------------
NOTES TO COMBINED FINANCIAL STATEMENTS
July 31, 2001
--------------------------------------------------------------------------------


CAPITAL ASSETS

                                                       2001
                      ---------------------------------------------------------
                                 Cost          Accumulated            Net Book
                                              Amortization               Value
                      ---------------------------------------------------------
                                  $                    $                   $

 Machinery and equipment    3,505,628            3,115,750             389,878
 Furniture and fixtures       525,930              489,202              36,728
 Patents and licenses         540,938              158,349             382,589
                      ---------------------------------------------------------

                            4,572,496            3,763,301             809,195
     --------------------------------------------------------------------------


     INCOME TAXES

     The Division is not a separate legal entity for purposes of remitting taxes and filing income tax returns. Income taxes for the Division are included in IBEX's income tax returns and paid by IBEX. Consequently, the benefits of income tax losses incurred by the IBEX Division have not been disclosed in these financial statements since they would be available only to IBEX. For the same reason, the research and development expenditures incurred by the Division but not deducted for tax purposes and the non-refundable unclaimed investment tax credits have not been disclosed.

     The refundable tax credits have been accounted for based on the assumption that the Division was not controlled by non-residents.

     COMMITMENTS AND CONTINGENCIES

     IBEX entered into an agreement with BASF Bioresearch Corporation ("BBC") whereby IBEX has committed to pay to BBC an amount totaling US$1,050,000 if and when IBEX obtains approval for the marketing and sale of the Heparinase I drug (Neutralase) from the Food and Drug Administration ("FDA"). This agreement is transferred to BioMarin Enzymes Inc. following the acquisition (See Note 7).

     Pursuant to employment contracts entered into by IBEX with certain of its key employees, the Division will be committed to payments as follows:

                                                                          2001
                                                                --------------
                                                                           $

         2002                                                          340,166
         2003                                                           86,500

IBEX Technologies Inc./Technologies IBEX inc. -
Therapeutic Enzymes Division

--------------------------------------------------------------------------------
NOTES TO COMBINED FINANCIAL STATEMENTS
July 31, 2001
--------------------------------------------------------------------------------


3. SUBSEQUENT EVENT

   On October 31, 2001, BioMarin Pharmaceutical Inc. and its subsidiaries, BioMarin Pharmaceutical Nova Scotia Company and BioMarin Enzymes Inc. ("BioMarin"), acquired the rights to the IBEX division of therapeutic enzymes.

   Under the terms of the agreement, BioMarin acquired from IBEX the intellectual property and other assets associated with the IBEX therapeutic enzyme product candidates, including Neutralase, Phenylase and Extravase. In exchange, IBEX received 814,647 common shares of BioMarin, $3.2 million in cash and in addition, up to a maximum of $14.6 million in cash upon FDA approval of its lead drugs, Neutralase ($9.1 million) and Phenylase ($5.5 million), provided approval occurs within five years from the acquisition date.

   IBEX retained the diagnostic rights to its high-margin enzymes business plus certain therapeutics rights with respect to its oral protein protective technology in areas that are non-competitive with BioMarin. IBEX will continue to maintain its pilot microbial fermentation facility, and its laboratories and office facilities in Montreal. IBEX will also provide certain facilities and laboratories and fermentation services to BioMarin.


   CASH FLOWS

   No statement of cash flows were prepared since the information is not readily available.

(b)      Pro Forma Financial Information

         Unaudited pro forma financial statements showing the combination of the Registrant with the Therapeutic Enzymes Division of IBEX as at September 30, 2001, for the year ended December 31, 2000, and for the nine month period ended September 30, 2001. The registrant did not acquire all of the assets and liabliites of the Thereapeutic Enzymes Division. Those assets and liabilities not acquired have been excluded from the pro forma financial statements.


                  BioMarin Pharmaceutical Inc. and Subsidiaries
                          (a development-stage company)

                   Pro Forma Consolidated Financial Statements
             As of and for the nine-months ended September 30, 2001
                    and for the year ended December 31, 2000
                                   (Unaudited)


The accompanying unaudited consolidated balance sheet of BioMarin Pharmaceutical Inc. as of September 30, 2001 is presented as if the acquisition of certain assets of IBEX Technologies occurred effective September 30, 2001. The accompanying unaudited consolidated statements of operations for the year ended December 31, 2000 and the nine-month period ended September 30, 2001 were prepared assuming that the acquisition occurred effective January 1, 2000. The IBEX numbers have been converted into U.S. dollars. using then prevailing rates.

In the opinion of management, all significant adjustments necessary to reflect the effects of the acquisition have been made.




                                                       BioMarin Pharmaceutical Inc. and Subsidiaries
                                                               (a development-stage company)

                                                        Pro Forma Consolidated Balance Sheet as of
                                                                    September 30, 2001
                                                                       (In Thousands)


                                                                BIOMARIN             IBEX             ADJUSTMENT       PRO FORMA
                                                            -------------------   ---------------    -------------   --------------
Assets                                                           (unaudited)         (unaudited)       (unaudited)     (unaudited)
Current assets:
   Cash and cash equivalents                                 $      7,230                    -             (2,844)    A       4,386
   Short-term investments                                          36,675                    -                               36,675
   Accounts receivable, net                                           996                    -                                  996
   Due from BioMarin/Genzyme LLC                                    3,855                    -                                3,855
   Inventories                                                        525                    -                                  525
   Prepaid expenses                                                 1,361                   25                                1,386

                                                            -------------------    ---------------                    -------------
     Total current assets                                          50,642                   25                               47,823


Property, plant and equipment, net                                 27,996                    31                              28,027
Goodwill and other intangibles, net                                 8,314                     -                               8,314
Investment in BioMarin/Genzyme LLC                                  2,164                     -                               2,164
Note receivable from officer                                          878                     -                                 878
Deposits and other                                                    408                     -                                 408
                                                            -------------------    ---------------                    -------------
     Total assets                                            $     90,402                    56                     $        87,614
                                                            -------------------    ---------------                    --------------
                                                            -------------------    ---------------                    --------------

Liabilities and Stockholders' Equity
Current liabilities:
    Accounts payable                                         $      3,923                    -                      $         3,923
    Accrued liabilities                                             2,072                    -                                2,072
    Current portion of capital lease obligations                       65                    -                                   65
    Notes payable - short-term                                         30                    -                                   30
                                                            -------------------    ---------------                    -------------
     Total current liabilities                                      6,090                    -                                6,090
                                                            -------------------    ---------------                    -------------
    Long-term portion of notes payable                                 32                    -                                   32
    Advance from parent                                                 -                    -                -                 -
    Long-term portion of capital lease obligations                    114                    -                                  114
                                                            -------------------    ---------------                    -------------
     Total liabilities                                              6,236                    -                                6,236
                                                            -------------------    ---------------                    -------------

Stockholders' equity:
   Common stock, $0.001 par value:  75,000,000
     shares authorized.  42,253,611 and 43,068,258
     shares issued and outstanding actual and
     pro forma, respectively, at September 30, 2001                    42                    -                                  42
   Additional paid in capital                                     195,104                    -              8,324     A    203,428
   Common stock warrants                                            5,134                    -                               5,134
   Deferred compensation                                             (903)                   -                                (903)
   Notes from stockholders                                         (2,014)                   -                              (2,014)
   Divisional equity                                                  -                       56              (56)             -
   Deficit accumulated during development stage                  (113,197)                   -            (11,112)    A   (124,309)
                                                            -------------------    ---------------                    -------------
     Total stockholders' equity                                    84,166                    -                              81,378
                                                            -------------------    ---------------                    -------------

     Total liabilities and stockholders' equity              $     90,402                                           $        87,614
                                                            ===================    ===============                  ===============

        The accompanying notes are an integral part of these statements.

                  BioMarin Pharmaceutical Inc. and Subsidiaries
                          (a development-stage company)
                 Pro Forma Consolidated Statement of Operations
               For the Nine Month Period Ended September 30, 2001
                (In Thousands, except per share data, Unaudited)


                         BIOMARIN        IBEX       ADJUSTMENT     PRO FORMA
                     ---------------  ----------- -------------- -------------
                       (Unaudited)    (unaudited)  (unaudited)    (unaudited)
Revenues:
  Revenues - products     $1,760       $      -                     $   1,760
  Revenues - services        245              -                           245
  Revenues from BioMarin
    /Genzyme LLC           8,621              -                         8,621
  Revenues - other           182              -                           182
                     ---------------  -----------                -------------
  Total revenues          10,808              -                        10,808
                     ---------------  -----------                -------------

Operating Costs and Expenses:
  Cost of products          719               -                           719
  Cost of services          141               -                           141
  Research and
     development         31,842             656                        32,498
  Selling, general
     and administrative   7,505             667                         8,172
  Carson Street closure       -               -                           -
                     ---------------  ------------                ------------
   Total operating
    costs and expenses   40,207               -                        41,530
                     ---------------  ------------                ------------


Loss from operations    (29,399)              -                       (30,722)

Interest income           1,434               -                         1,434

Interest expense            (11)              -                           (11)

Loss from BioMarin/
 Genzyme LLC             (4,708)              -                        (4,708)
                     ---------------   ------------                -----------

Net loss             $  (32,684)        $     -                     $ (34,007)
                     ===============   ============                ===========

Net loss per share,
  basic and diluted  $    (0.83)                                    $   (0.84)
                     ===============                               ===========

Weighted average common
 shares outstanding,
  basic and diluted       39,601                        815^           40,416
                     ===============                               ===========


        The accompanying notes are an integral part of these statements.

                  BioMarin Pharmaceutical Inc. and Subsidiaries
                          (a development-stage company)
                 Pro Forma Consolidated Statement of Operations
                   For the Year Period Ended December 31, 2001
                (In Thousands, except per share data, Unaudited)


                         BIOMARIN        IBEX       ADJUSTMENT     PRO FORMA
                     ---------------  ----------- -------------- -------------
                       (Unaudited)    (unaudited)  (unaudited)    (unaudited)
Revenues:
  Revenues - products     $2,345       $      -                     $   2,345
  Revenues - services        250              -                           250
  Revenues from BioMarin
    /Genzyme LLC           9,731              -                         9,731
  Revenues - other             -              -                             -
                     ---------------  -----------                -------------
  Total revenues          12,326              -                        12,326
                     ---------------  -----------                -------------

Operating Costs and Expenses:
  Cost of products          635               -                           635
  Cost of services           84               -                            84
  Research and
     development         35,794           1,125        11,112^         48,031
  Selling, general
     and administrative   8,814             820                         9,634
  Carson Street closure   4,423               -                         4,423
                     ---------------  ------------                ------------
   Total operating
    costs and expenses   49,750           1,944                        62,806
                     ---------------  ------------                ------------


Loss from operations    (37,424)              -                       (50,480)

Interest income           2,979               -                         2,979

Interest expense             (7)              -                            (7)

Loss from BioMarin/
 Genzyme LLC             (2,912)              -                        (2,912)
                     ---------------   ------------                -----------

Net loss             $  (37,364)        $ (1,944)                   $ (50,420)
                     ===============   ============                ===========

Net loss per share,
  basic and diluted  $    (1.04)                                    $   (1.37)
                     ===============                               ===========

Weighted average common
 shares outstanding,
  basic and diluted       35,859                        815^           36,674
                     ===============                               ===========


        The accompanying notes are an integral part of these statements.

A These adjustments represent the purchase of certain assets of IBEX Technologies by BioMarin Pharmaceutical Inc. effective October 31, 2001. The Company has determined that the set of assets and activities acquired do not meet the definition of a business under the concepts outlined in EITF 98-3. Accordingly, the transaction was accounted for as a purchase of in process research and development and not as a business combination. As a result the Company recorded an $11.1 million charge for in process research and development calculated as follows:


         Shares of BioMarin common stock issued ('000)                   815
         Share price used to determine purchase price                 $10.22
                                                               -------------
                                                                       8,324
         Cash paid ('000)                                              2,044
         Transaction costs ('000)                                        800
                                                               -------------
         Total purchase price ('000)                                  11,168

         Fair value of assets acquired ('000)                             56
                                                               -------------
         In process research and development charge ('000)            11,112
                                                               =============

(c)      Exhibits


EXHIBIT NO.    DESCRIPTION OF DOCUMENT
-----------    -----------------------------------------------------------------

2.1 Canadian Asset Purchase Agreement dated October 9, 2001 by and among BioMarin Pharmaceutical Inc., BioMarin Pharmaceutical Nova Scotia Company, IBEX Technologies Inc., IBEX Pharmaceutical Inc., IBEX Technologies LLC, IBEX Technologies Corp. and Technologies IBEX R&D Inc., previously filed with the Commission on December 26, 2001 as Exhibit 10.1 to the Registrant's Registration Statement on Form S-3, Registration No. 333-72866, which is incorporated herein by reference.

2.2 United States Asset Purchase Agreement dated October 9, 2001 by and among BioMarin Pharmaceutical Inc., BioMarin Enzymes Inc., IBEX Technologies Inc., IBEX Pharmaceutical Inc., IBEX Technologies LLC, IBEX Technologies Corp. and Technologies IBEX R&D Inc., previously filed with the Commission on November 6, 2001 as Exhibit 10.2 to the Registrant's Registration Statement on Form S-3, Registration No. 333-72866, which is incorporated herein by reference.

2.3 Amendment to Canadian Asset Purchase Agreement dated October 31, 2001 by and among BioMarin Pharmaceutical Inc., BioMarin Pharmaceutical Nova Scotia Company, IBEX Technologies Inc., IBEX Pharmaceutical Inc., IBEX Technologies LLC, IBEX Technologies Corp. and Technologies IBEX R&D Inc., previously filed with the Commission on November 6, 2001 as Exhibit 10.3 to the Registrant's Registration Statement on Form S-3, Registration No. 333-72866, which is incorporated herein by reference.

2.4 Amendment to United States Asset Purchase Agreement dated October 31, 2001 by and among BioMarin Pharmaceutical Inc., BioMarin Enzymes Inc., IBEX Technologies Inc., IBEX Pharmaceutical Inc., IBEX Technologies LLC, IBEX Technologies Corp. and Technologies IBEX R&D Inc., and IBEX Technologies Delaware Corp., previously filed with the Commission on November 6, 2001 as Exhibit 10.4 to the Registrant's Registration Statement on Form S-3, Registration No. 333-72866, which is incorporated herein by reference.

23.1           Consent of Arthur Andersen LLP.

--------------------------------------------------------------------------------


                                   SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                         BioMarin Pharmaceutical Inc.


                         By: /s/ Fredric D. Price
                             --------------------
                             Chairman and
                             Chief Executive Officer

Date: January 14, 2002

                                  Exhibit Index

EXHIBIT NO.    DESCRIPTION OF DOCUMENT
-----------    -----------------------------------------------------------------

2.1 Canadian Asset Purchase Agreement dated October 9, 2001 by and among BioMarin Pharmaceutical Inc., BioMarin Pharmaceutical Nova Scotia Company, IBEX Technologies Inc., IBEX Pharmaceutical Inc., IBEX Technologies LLC, IBEX Technologies Corp. and Technologies IBEX R&D Inc., previously filed with the Commission on December 26, 2001 as Exhibit 10.1 to the Registrant's Registration Statement on Form S-3, Registration No. 333-72866, which is incorporated herein by reference.

2.2 United States Asset Purchase Agreement dated October 9, 2001 by and among BioMarin Pharmaceutical Inc., BioMarin Enzymes Inc., IBEX Technologies Inc., IBEX Pharmaceutical Inc., IBEX Technologies LLC, IBEX Technologies Corp. and Technologies IBEX R&D Inc., previously filed with the Commission on November 6, 2001 as Exhibit 10.2 to the Registrant's Registration Statement on Form S-3, Registration No. 333-72866, which is incorporated herein by reference.

2.3 Amendment to Canadian Asset Purchase Agreement dated October 31, 2001 by and among BioMarin Pharmaceutical Inc., BioMarin Pharmaceutical Nova Scotia Company, IBEX Technologies Inc., IBEX Pharmaceutical Inc., IBEX Technologies LLC, IBEX Technologies Corp. and Technologies IBEX R&D Inc., previously filed with the Commission on November 6, 2001 as Exhibit 10.3 to the Registrant's Registration Statement on Form S-3, Registration No. 333-72866, which is incorporated herein by reference.

2.4 Amendment to United States Asset Purchase Agreement dated October 31, 2001 by and among BioMarin Pharmaceutical Inc., BioMarin Enzymes Inc., IBEX Technologies Inc., IBEX Pharmaceutical Inc., IBEX Technologies LLC, IBEX Technologies Corp. and Technologies IBEX R&D Inc., and IBEX Technologies Delaware Corp., previously filed with the Commission on November 6, 2001 as Exhibit 10.4 to the Registrant's Registration Statement on Form S-3, Registration No. 333-72866, which is incorporated herein by reference.

23.1           Consent of Arthur Andersen LLP.

--------------------------------------------------------------------------------

                                                                    Exhibit 23.1
                                                                    ------------


Consent of independent chartered accountants

-------------------------------------------------------------------------------




As independent chartered accountants, we hereby consent to the use of our report dated January 11, 2002 to the Directors of BioMarin Pharmaceutical Inc. included in the Form 8-K dated January 14, 2002 relating the BioMarin Pharmaceutical Inc.'s acquisition of the rights to the pharmaceutical assets of IBEX TECHNOLOGIES INC. and to the incorporation by reference of such report into BioMarin Pharmaceutical Inc.'s registration statements on Form S-3, File No. 333-48800, File No. 333-61322 and File No. 333-72866.

                                 /s/Arther Andersen  LLP



Chartered Accountants

January 14, 2002
Montreal, Canada